EXHIBIT 10.37

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Execution Version

TECHNOLOGY LICENSE AGREEMENT

Between

A123 SYSTEMS, INC.

AS LICENSOR

and

IHI CORPORATION

AS LICENSEE

Confidential

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (the “Agreement”), dated November 3, 2011 (the “Effective Date”), is entered into by A123 Systems, Inc., with offices at 200 West Street, Waltham, MA 02451 USA (the “Licensor”), a corporation organized and existing under the laws of the State of Delaware in the United States of America, and IHI Corporation, with offices at Toyosu IHI Building 1-1, Toyosu 3-chome, Koto-ku, Tokyo 135-8710 Japan (the “Licensee”), a corporation organized and existing under the laws of Japan.

WHEREAS, Licensor is the authorized licensor of certain Licensed Technology (as defined below);

WHEREAS, pursuant to this Agreement, Licensee desires to obtain, and Licensor desires to grant, a license of the Licensed Technology to enable Licensee to manufacture, market and sell Exclusive Products and Non-Exclusive Products (as defined below), solely in Japan, with additional distribution rights (and related obligations) granted to Licensee under a separate Value Added Reseller Agreement;

WHEREAS, Licensor and Licensee are expanding their current cooperation in the advanced lithium-ion battery market by undertaking various strategic initiatives, including;

•                  the supply by Licensor to Licensee of lithium-ion Battery Cells and related products under a Product Supply Agreement entered into on the date hereof by the Parties (“Product Supply Agreement”);

•                  the provision by Licensor of technical support services under a mutually agreed Professional Services Agreement (“Professional Services Agreement”); and

•                  the grant by Licensor to Licensee to distribute its independently developed and non-competitive solutions globally using Battery Cells supplied by Licensor under a mutually agreed Value-Added Reseller Agreement to be entered into by the Parties by December 31, 2011 pursuant to the terms attached hereto as Appendix 3 and such other terms as may be mutually agreed (“Value-Added Reseller Agreement”); and

WHEREAS, Licensee will make a strategic investment of $25 million dollars ($25,000,000) in common stock of Licensor, under a Stock Purchase Agreement entered into on the date hereof by the Parties, no later than fifteen (15) days after the Effective Date (“Stock Purchase Agreement”), subject to certain conditions precedent described in the Stock Purchase Agreement.

The Product Supply Agreement, the Professional Services Agreement, the Value-Added Reseller Agreement, and the Stock Purchase Agreement shall be referred to collectively as the “Related Agreements.”

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NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants herein contained, the Parties hereto agree as follows:

Section 1.              Definitions.

1.1 “Affiliate” of a person or entity shall mean any entity Controlled by, under common Control with or under the Control of such person or entity.

1.2 “Agreement” shall have the meaning set forth in the Preamble.

1.3  “Battery Cell” shall mean an independent electrochemical cell, comprising at least an anode, an electrolyte, a cathode, the anode and cathode current collectors, and a container.

1.4  “Battery Module” shall mean a combination of components of a Battery System that includes at least the following components: a Battery Cell, battery management electronics for Battery Cell balancing, voltage and temperature measurement, and connectors.

1.5 “Battery System” shall mean a complete energy storage system, including the Battery Cell, Battery Module, battery management system, cell balance circuit, monitoring and sensing, thermal management system, safety management system and physical integration and algorithms and source code related thereto.

1.6 “[***]” shall have the meaning set forth in Section 4.

1.7 “Change in Control” shall mean, with respect to a Party, (i) the acquisition of that Party by another entity by means of any transaction or series of related transactions, whether effected by that Party or its stockholders (including, any stock acquisition, reorganization, merger, consolidation or the like but excluding any sale of stock for capital raising purposes), other than a transaction or series of transactions in which the holders of the voting securities of that Party outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity) on account of their shares of stock of that Party as of immediately prior to such transaction a majority of the total voting power represented by the voting securities of the Party or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, lease or other conveyance of all or substantially all of the assets of that Party (including the sale or exclusive licensing of all or substantially all of the Intellectual Property assets of that Party).

1.8  “Confidential Information” means all information and materials, including source code and software, that are not generally known to the public and in which either Party, or its suppliers, clients or other persons (to the extent such Party owes a duty of confidence to any such person) has rights, and which (i) is

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marked confidential, restricted or proprietary, or (ii) under all of the circumstances, ought reasonably to be treated as confidential.  Confidential Material of Licensor includes this Agreement and the Licensed Technology.  Confidential Information does not include information that:  (i) is, as of the time of its disclosure, or thereafter becomes, part of the public domain without breach of this Agreement; (ii) was known to the receiving Party as of the time of its disclosure; (iii) is independently developed by employees of the receiving Party who have not used or had access to the Confidential Information as evidenced by written documentation; or (iv) is subsequently learned from an unaffiliated Third Party not subject to an obligation of confidentiality with respect to the information disclosed.

1.9 “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of registered capital or voting securities, by Agreement or otherwise, and includes (i) ownership directly or indirectly of fifty percent (50%) or more of the shares or other equity interests in issue or registered capital of such entity, (ii) ownership, directly or indirectly of fifty percent (50%) or more of the voting power of such Person or (iii) the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such entity, and the terms “Controlled” and “Controlling” shall have correlative meanings.

1.10  “Cure Period” shall have the meaning set forth in Section 18.2(d).

1.11 “Disclosing Party” shall have the meaning set forth in Section 16.1.

1.12 “Equity Investment” shall have the meaning set forth in Section 3.

1.13 “Event of Force Majeure” shall have the meaning set forth in Section 20.1.

1.14 “Executive Business Reviews” shall have the meaning set forth in Section 11.4.

1.15 “Exclusive Products” shall mean Battery Systems (commonly referred to as “Transportation Packs”), or Battery Modules that are utilized in Battery Systems, each of which are used in transportation applications.  For clarity, Exclusive Products shall not include (i) Battery Cells (or any of the other components of a Battery System or of a Battery Module) as a standalone product or (ii) any electric grid energy storage application.

1.16 “Field” shall mean all transportation applications, including automotive (passenger and commercial), maritime and rail.

1.17 “Good Faith Negotiation Period” shall have the meaning set forth in Section 5.

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1.18 “[***]” shall have the meaning set forth in Section 5

1.19 “[***] License” shall have the meaning set forth in Section 5

1.20 “Hindered Party” shall have the meaning set forth in Section 20.1.

1.21  “Indemnification Claim” shall have the meaning set forth in Section 14.8.

1.22 “Indemnified Party” shall have the meaning set forth in Section 14.8.

1.23 “Indemnifying Party” shall have the meaning set forth in Section 14.8.

1.24  “Initial Royalty” shall have the meaning set forth in Section 8.1(b).

1.25 “Initial Royalty Threshold” shall have the meaning set forth in Section 8.1(b).

1.26 “Intellectual Property” shall mean (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (c) copyrights and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) computer software, data and documentation; (f) inventions, trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, Know-How, manufacturing and product processes and techniques, research and development information, copyrightable works; and (g) copies and tangible embodiments thereof.

1.27  “Japan” shall mean the nation of Japan.

1.28  “Joint Improvements” shall mean shall mean technical data, engineering information and Know-How which are improvements or modifications to the Licensed Technology and are developed jointly (as determined under the patent laws of the United States) by one or more employees, agents or contractors of both Parties or their Affiliates during the Term.

1.29 “Know-How” means know-how, trade secrets and other confidential technical information, including, technical data, formulae, specifications, processes, methods, software source code, and materials , unless such information is generally known and generally available for public use without breach of a confidentiality obligation.

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1.30 “License” shall mean the licenses granted in Section 2.1 and Section 2.2.

1.31 “Licensed Component Multiple” shall mean a fraction, the denominator of which is the total material cost in the applicable bill of materials (“BOM”) for a Non-Exclusive Product and the numerator of which is the material cost in the BOM for those materials in the Non-Exclusive Product that embody Licensed Technology.

1.32 “Licensed Technology” shall mean certain of Licensor’s Patent Rights, Know-How and Intellectual Property rights in the form of technical data and engineering information, all as specifically described in Appendix 1.

1.33 “Licensee” shall have the meaning set forth in the Preamble.

1.34 “Licensee Improvements” shall mean technical data, engineering information and Know-How that are improvements or modifications to the Licensed Technology and are developed by one or more employees, agents, Affiliates or contractors of Licensee during the Term, including, those based on or designed to address requests or requirements received by Licensee from existing or potential customers of Products in the Territory.  Licensee Improvements shall not include Joint Improvements.

1.35 “Licensee IP Claim” shall have the meaning set forth in Section 14.5.

1.36  “Licensor” shall have the meaning set forth in the Preamble.

1.37 “Licensor Improvements” shall mean technical data, engineering information and Know-How which are improvements or modifications to the Licensed Technology and are developed by Licensor and/or employees, agents or contractors of Licensor or its Affiliates during the Term whether or not jointly with any Third Party other than Licensee.  Licensor Improvements shall not include Joint Improvements.  For purposes of this definition, any routine maintenance updates to software developed by Licensor i.e., an “update”, shall each be deemed a Licensor Improvement.  Licensor Improvements shall not include New Developments.

1.38 “Licensor IP Claim” shall have the meaning set forth in Section 14.5.

1.39 “Loss” shall have the meaning set forth in Section 14.1.

1.40 “New Development” shall mean developments made by or on behalf of Licensor that are not incremental improvements or modifications to the Products, e.g., a new generation of control electronics that provides new functionality.

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1.41  “Net Sales” shall mean the gross amount invoiced by Licensee and/or its Affiliates for Products, less (i) the cost of Battery Cells purchased from Licensor for use with such Products, (ii) customary trade, quantity, or cash discounts or rebates to the extent actually allowed and taken, and (iii) transportation costs, shipment insurance costs, and shipment packaging fees.  No deductions shall be made for commissions paid to entities or individuals whether they be with independent sales agencies or regularly employed by Licensee and on its payroll, or for cost of collections.

1.42 “Non-Exclusive Product” shall mean a product developed by Licensee that uses Licensed Technology and Battery Cells supplied by Licensor and which is (i) manufactured and sold pursuant to the rights granted to Licensee by Licensor in the Value-Added Reseller Agreement and (ii) which is not competitive with any of Licensor’s current or planned products.

1.43 “Party” shall mean Licensor or Licensee, individually, and “Parties” shall mean Licensor and Licensee, collectively.

1.44 “Patent Rights” shall mean those patent applications and patents set forth in Appendix 1 hereto, and any continuations, divisionals, reissues, and reexaminations thereof.

1.45 “Products” shall mean, collectively, Exclusive Products and Non-Exclusive Products.

1.46 “Professional Services Agreement” shall have the meaning set forth in Section 5.

1.47 “Receiving Party” shall have the meaning set forth in Section 16.1.

1.48 “Refusing Manufacturer” shall have the meaning set forth in Section 2.7(b).

1.49 “Related Agreements” shall have the meaning set forth in the Preamble.

1.50 “Reporting Period” shall begin on the first day of each calendar [***] and end on the last day of such [***].

1.51 “Revenue Targets” shall have the meaning set forth in Section 2.5.

1.52  “Right of First Offer” shall have the meaning set forth in Section 5.

1.53 “Royalties” shall have the meaning set forth in Section 8.1(b).

1.54 “Settlement of the Patent Litigation” shall mean settlement by Licensor of all claims relating to the following lawsuit and related litigation: The Board of the Regents of the University of Texas

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System et al. v. A123 Systems, Inc. et al., Case No. 3:06-cv-01655-B (N.D. Tex.) in a manner that does not adversely affect the Parties’ ability to perform their obligations under the Product Supply Agreement.

1.55 “Technical Documentation” shall mean documentation embodying technical information, know-how, trade secrets, data, plans, specifications, necessary for Licensee to exploit the Licensed Technology to develop, use, make, and have made Products.

1.56 “Term” shall have the meaning set forth in Section 18.1

1.57 “Territory” shall mean Japan.

1.58 “Third Party” shall mean any person or entity other than a Party to this Agreement.

1.59  “USA” shall mean the United States of America.

1.60 “US dollars” or “US$” shall mean the lawful currency of the United States.

Section 2.              Grant of License.

2.1 Exclusive License. Provided Licensee fully complies with its obligations under this Agreement (including its confidentiality obligations under Section 16, the business performance milestones specified in Attachment 2, and the Equity Investment under Section 3) and the Related Agreements (including payment of all applicable fees and royalties therein), and subject to the terms and conditions of this Agreement, Licensor grants to Licensee, and Licensee hereby accepts from Licensor, an exclusive, non-sublicensable (except as provided in Section 2.9), non-transferable, royalty-bearing license under the Licensed Technology to develop, use, make, offer to sell, sell, lease and otherwise provide to third parties the Exclusive Products (including, for clarity, the sale of Battery Modules as standalone products or in combination with Battery Systems), solely in the Field in the Territory during the Term. Licensee may not have the Exclusive Products made by a Third Party without Licensor’s prior written consent.

2.2 Non-Exclusive Grant.  Provided Licensee fully complies with its obligations under this Agreement (including its non-competition obligations under Section 10 and its confidentiality obligations under Section 14) and the Related Agreements, and subject to the terms and conditions of the Value Added Reseller Agreement, Licensor grants to Licensee, and Licensee hereby accepts from Licensor, a non-exclusive, non-sublicensable (except as provided in Section 2.8), non-transferable, royalty-bearing license under the Licensed Technology to develop, use, make, offer to sell, lease and otherwise provide to third parties the Non-Exclusive Products inside and outside the Territory and inside and outside the Field during the Term, it being acknowledged and agreed that (i) the Parties shall review any development, manufacturing, marketing and sales activities

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conducted by Licensee with respect to the Non-Exclusive Products outside of the Territory during the business reviews conducted pursuant to Section 11.4, and (ii) the terms and conditions under which the foregoing license may be exercised will be set forth in more detail and governed by the Value-Added Reseller Agreement.  Licensee may not have the Non-Exclusive Products made by a Third Party without Licensor’s prior written consent, unless otherwise expressly agreed in the Value-Added Reseller Agreement.

2.3 Third-Party Manufacturers.  In addition to the rights granted to Licensee in Sections 2.1 and 2.2, Licensee shall have the right to have Products made by its Affiliates that are not competitors of Licensor.

2.4 Technical Documentation.  Within [***] of the Effective Date, Licensor shall deliver to Licensee one (1) complete copy of the Technical Documentation in both electronic and hardcopy form.  Licensor hereby grants Licensee the right to use, copy and adapt the Technical Documentation for solely the purpose of developing, using, and making Products in accordance with this Agreement.

2.5 Revenue Targets.  The revenue targets that Licensee must meet to retain the exclusive rights set forth in Section 2.1 are set forth in Section A of Appendix 2, attached hereto (“Revenue Targets”).  If Licensee fails to achieve any such Revenue Targets Licensor may convert the exclusive license in Section 2.1 to a non-exclusive license upon written notice to Licensee, which conversion shall be effective on the date specified for such conversion in the notice.  Conversion of the exclusive license to a non-exclusive license shall be Licensor’s sole remedy for Licensee’s failure to meet such Revenue Targets under this Section 2.5.  The Parties shall review the foregoing performance milestones by no later than [***] and shall discuss in good faith any requested adjustments requested by either Party based on such review.  If the Parties do not agree on any adjustments during such review, the then-current performance milestones shall remain in effect.

2.6 Professional Services.  Licensee has the right to provide professional services in the Territory to Licensee’s customers in relation to its Products and Licensor shall provide Licensee with training to provide such services in accordance with terms and conditions of the Professional Services Agreement.

2.7 Exceptions to Exclusivity.  The exclusive rights granted in Section 2.1 above are subject to the following exceptions.

(a)                   Licensor shall retain the right to market and sell [***].

(b)                   Licensor shall retain the right to sell [***], as long as the following conditions are met: [***].  If [***], Licensor shall have the right to sell [***].  Licensor shall inform Licensee promptly of [***].  At the Executive Business Reviews, the Parties will discuss sales figures of [***].

(c)                   Licensor shall retain the right to sell [***].

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(d)                   Subject to Section 5, nothing in this Agreement shall prohibit or limit Licensor’s right to make, use, sell, market or distribute any products or services (i) outside of the Territory (whether within or outside the Field) or (ii) within the Territory outside the Field.

2.8 Government Rights.  Licensee acknowledges that pursuant to 35 U.S.C §§ 201-211, the United States federal government retains (i) a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States throughout the world any invention conceived or first actually reduced to practice under any agreement funded in whole or in part by the United States federal government as may be claimed in any existing or future patents of Licensor, and (ii) additional rights as specified in such statutes and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.  Schedule 2.7 of this Agreement contains a true, complete, and accurate list of all inventions and patents in the Licensed Technology, if any, under which the United States federal government retains any rights pursuant to 35 U.S.C. §§ 201-211.

2.9 Sublicensing and Marking.  Licensee has the right to sublicense the Licensed Technology to any partially owned subsidiary of Licensee to which Licensee transfers its business or operations relating to the subject matter of this Agreement and the Related Agreements; provided that (i) the partially owned subsidiary is neither a competitor of Licensor nor a subsidiary or Affiliate of a competitor of Licensor and (ii) the partially owned subsidiary agrees in writing to be bound by the same obligations under this Agreement applicable to Licensee and that Licensor shall have the right to terminate the sublicense if the partially owned subsidiary is subsequently acquired by a competitor of Licensor and (iii) Licensee maintains management control over the partially owned subsidiary, which control shall include control over the day-to-day operations of such subsidiary.  If Licensee does not maintain such management control over a partially owned subsidiary as required by subparagraph (iii), then any such sublicense shall be subject to Licensor’s prior review and written consent.  Licensee shall be liable for any act or omission of such partially owned subsidiary that would be a breach of this Agreement if such act or omission were committed by Licensee.  Licensee shall not sublicense the Licensed Technology to any other Third Party.  Licensee shall not obscure, remove or alter any of the trademarks, trade names, logos, patent or copyright notices or markings from the Licensed Technology.

2.10 Ownership.  Licensee agrees and acknowledges that, as between Licensee and Licensor, Licensor is the sole and exclusive owner of all the Licensed Technology.  Licensee shall not, and shall not abet or encourage any Third Party to, challenge the scope, validity or enforceability of any of the Intellectual Property rights in the Licensed Technology.  Nothing in this Agreement shall be construed to confer any rights upon Licensee by implication, estoppel, or otherwise as to any technology, patent or other Intellectual Property rights of Licensor or any other entity other than the rights granted hereunder with respect to the Licensed Technology.

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2.11 Infringement.  Licensee shall notify Licensor immediately of any information it obtains concerning any Third Party’s infringement on any patent right or other proprietary right of Licensor with respect to the Licensed Technology and Licensor shall notify Licensee immediately of any information it obtains concerning any Third Party’s infringement on any patent right or other proprietary right of Licensor with respect to the Licensed Technology that Licensor reasonably believes might affect Licensee’s rights under this Agreement, the Product Supply Agreement, or the Value-Added Reseller Agreement.

Section 3.              Equity Investment by Licensee.  Licensee shall make an investment in an amount equal to twenty five million dollars ($25,000,000) by purchasing A123 common stock under the Stock Purchase Agreement (“Equity Investment”) by no later than fifteen (15) days following the Effective Date, subject to conditions precedent under the Stock Purchase Agreement.

Section 4.              Future License to [***].  If Licensor determines that the Battery System market in Japan is meeting its revenue and growth expectations, then Licensor may, in its sole discretion, elect to negotiate in good faith a separate license of [***] to Licensee for the manufacture of [***] in its facilities in the Territory, as well as marketing and selling such [***] in the Territory.  For the avoidance of any doubt, [***] includes, but is not limited to [***].

Section 5.              Right of First Offer.  Provided Licensee fully complies with its obligations under this Agreement and the Related Agreements, and subject to the terms and conditions of this Agreement, Licensor grants to Licensee a Right of First Offer (as defined below) on any future license under the Licensor’s Battery System technology (excluding, for clarity, any Battery Cell technology) to manufacture and sell Battery Systems for [***] applications (“[***]”) in the Territory (the “[***] License”).  Any such license would not restrict or prohibit either Licensor or its customers from selling and importing [***] into the Territory.  The term “Right of First Offer” means that before offering the [***] License for the first time Licensor shall notify Licensee and, if requested by Licensee after such notice, shall negotiate in good faith with Licensee for [***] after such notice (the “Good Faith Negotiation Period”) with respect to the [***] License.  If the Parties are not able to reach agreement on the terms of a [***] License during the Good Faith Negotiation Period, Licensor shall have the right to offer the [***] License to Third Parties without any limitations.

Section 6.              Technical Support.  Subject to Licensee’s compliance with the Related Agreements, Licensor or its Affiliates shall be responsible for providing qualified technical personnel and services to assist and support Licensee’s personnel in the use of the Licensed Technology pursuant to a mutually agreed Professional Services Agreement.

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Section 7.                                          Rights to Improvements.

7.1 Improvements.  Licensor and Licensee agree to the following provisions regarding Joint Improvements, Licensor Improvements, and Licensee Improvements:

(a)                                 Joint Improvements shall be jointly owned by the Parties. Either Party shall, promptly upon making any Joint Improvement, inform the other Party of such Joint Improvement in reasonable detail in writing.  Each Party hereby grants the other Party a non-exclusive, fully-paid, royalty-free, perpetual, irrevocable, sublicensable license under such Party’s rights in any Joint Improvement to utilize, employ, practice and/or otherwise exploit all Joint Improvements without any duty of accounting to the other Party or any duty or obligation to obtain the other Party’s consent to any sublicensing or other exploitation of any Joint Improvement.  If any of the Joint Improvements are patentable and the Parties agree to file a patent application for such Joint Improvement, the Parties shall discuss in good faith the prosecution of the patent and the payment of prosecution and maintenance fees.

(b)                                 All Licensee Improvements shall constitute Confidential Information of Licensee and shall be subject to the confidentiality provisions set forth in Section 16 (provided that the foregoing does not limit Licensor’s right to exercise its license right to Licensee Improvements set forth in this Section 7.1(b)).  Licensee hereby grants Licensor and its Affiliates a non-exclusive, fully-paid, royalty-free, perpetual (subject to Section 14.7), irrevocable (subject to Section 14.7), sublicensable license to utilize, employ, practice and/or otherwise exploit (including to make, have made, use, sell, offer to sell, and import products and services) all Licensee Improvements (i) outside of the Territory, in any field and (ii) within the Territory, outside of the Field (except that Licensor may exploit such improvements with Refusing Manufacturers in accordance with Section 2.6(b) within the Field) during the Term and any in field after the Term.

(c)                                  All Licensor Improvements shall constitute Confidential Information of Licensor and shall be subject to the confidentiality provisions set forth in Section 16.  If requested by Licensee, Licensor shall grant Licensee and its wholly owned subsidiaries under the Licensor Improvements a license that is non-exclusive but that is otherwise consistent with the terms of the license granted in Section 2.1, without compensation for a period of [***] from the Effective Date, and thereafter, subject to the Parties’ agreement on compensation for such improvements pursuant to Section 7.3.

7.2 At each Executive Business Review, (i) Licensee shall inform Licensor of all Licensee Improvements it has made during the period covered by such Executive Business Review and (ii) Licensor shall inform Licensee of all Licensor Improvements it has made during the period covered by such Executive Business Review; provided, however, that if Licensee makes a Licensee Improvement that could reasonably be expected to significantly enhance Licensor’s ability to exploit the Licensed Technology, Licensee shall promptly inform Licensor thereof, and if Licensor makes a Licensor Improvement that could reasonably be expected to

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significantly enhance Licensee’s ability to exploit the license granted hereunder, Licensor shall promptly inform Licensee thereof.

7.3 The Parties shall negotiate in good faith compensation for (i) Licensor Improvements if and when they are made available by Licensor (subject to the last sentence of Section 7.1(c)) and (ii) any New Developments if and when made available by Licensor during the Term, which compensation shall reflect the following with respect to each Licensee Improvement and each New Development:

(a)                                 a one-time, non-refundable fee, which shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000); and/or

(b)                                 an increase in the Initial Royalty Threshold.

Section 8.                                          Fees, Royalties and Payment Terms.

8.1 Consideration for Grant of Rights.

(a)                                                     License Fee. In consideration of the rights granted hereunder, Licensee shall pay to Licensor an aggregate of Seven Million Five Hundred Thousand Dollars (US$7,500,000) in non-refundable license fees (the “License Fee”) within ten (10) business days after invoice is received by Licensee.

(b)                                                    Royalties. During the Term, Licensee shall pay to Licensor running royalties as a percentage of Net Sales for all sales by Licensee of Products that use or embody the Licensed Technology (“Royalties”). Royalties shall be payable for each Reporting Period and shall be due to Licensor within [***] after the end of each such Reporting Period according to the following schedule:

(i) An initial royalty equal to [***] of Net Sales for Exclusive Products and an initial royalty equal to [***] of Net Sales multiplied by the Licensed Component Multiple for Non-Exclusive Products sold under the Value-Added Reseller Agreement (“Initial Royalty”). The Initial Royalty shall apply until the amounts paid by Licensee under the Initial Royalty equal [***](“Initial Royalty Threshold”). Any royalties paid by Licensor to Licensee pursuant to this Section 8.1(b) shall be deducted from the foregoing [***] amount;

(ii)  The royalty rate after amounts paid by Licensee under the Initial Royalty equal [***] shall be [***] of Net Sales for Exclusive Products and [***] of Net Sales multiplied by the Licensed Component Multiple for Non-Exclusive Products sold under the Value-Added Reseller Agreement, to remain in effect during the Term.

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(iii)  In cases where Licensee develops a Battery System for a customer located in the Territory that will manufacture its transportation application outside the Territory, Licensee will be entitled to earn a royalty from Licensor if Licensor manufactures the Battery System to be included in such transportation application for such customer at any of Licensor’s manufacturing facilities. This royalty will consist of [***] of the system revenue value net of cell value for sales and project management effort, plus a royalty provision for any engineering effort not compensated by the customer during development. This additional royalty for engineering effort will be mutually agreed in writing by the Parties and may vary depending on, among other things, the commercial terms of each customer program.

8.2 Payments.

(a)                                                    Method of Payment.  All payments under this Agreement shall be made by wire transfer to a bank account, anywhere in the world, as Licensor may identify to Licensee in writing from time to time.

(b)                                                    Currency.  All payments under this Agreement shall be made in United States Dollars.  Prior to calculation of Royalties, any Net Sales arising in any other currency other than United States Dollars shall be converted to U.S. Dollars at the exchange rate that is the median rate between the applicable buying and selling rates announced by OANDA Corporation on the last business day of the applicable Reporting Period.

(c)                                                      Late Payments.  Any payments by Licensee that are not paid on or before the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of (i) [***] per [***] and (ii) the highest rate permitted by applicable law.

Section 9.                                          Competitiveness of Licensed Technology.  The Parties shall use commercially reasonable efforts to work together to provide that the Licensed Technology remains competitive, in terms of technology and price, with competing technologies.

Section 10.                                   Non-Competition.  Licensee will not develop, sell or produce Products, Battery Cells (other than as licensed or acquired from Licensor) or their components that compete with those developed, produced or sold by Licensor or establish any new legal entity or business, either directly or indirectly, to do the same during the Term of and for [***] after termination or expiration of this Agreement (“Post-Term Period”), unless Licensee has terminated this Agreement pursuant to Section 18.2(d), or 18.2(i), or Licensor has terminated it pursuant to Section 14.4(iv), in which case the Post-Term Period will be [***]; provided that if Licensee terminates this Agreement pursuant to Section 18.2(i), upon such termination Licensee may develop, alone or with third parties (subject to the confidentiality obligations in Section 16), products that compete with the Products, Licensor’s Battery Cells and their components but may not sell or produce such products during the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***] Post-Term Period.  The foregoing shall not affect Licensee’s rights under Sections 2.2 (b), (c), and (d) of the Product Supply Agreement.

Section 11.                                   Reports and Records.

11.1 Frequency of Reports.  Licensee shall deliver reports to Licensor within [***] after the end of each Reporting Period, containing information concerning Products and Net Sales in such Reporting Period, as further described in Section 2.3.  If Licensor owes Licensee any royalties under Section 7 or 8 of this Agreement, Licensor shall deliver reports to Licensee within [***] after the end of each Reporting Period containing all information necessary to allow the Parties to calculate the royalties owing to Licensee.

11.2 Content of Reports and Payments.  Each report delivered by Licensee to Licensor shall contain at least the following information for the immediately preceding Reporting Period:

(a)                                 the number of Products, categorized by type of Product into which they are incorporated, sold, leased or distributed by Licensee and its Affiliates during such Reporting Period;

(b)                                 the gross price charged by Licensee and its Affiliates for each Product, categorized by type of Product;

(c)                                  calculation of Net Sales of Products for the applicable Reporting Period, together with the exchange rates used for conversion of any Net Sales obtained by Licensee in any currency other than United States Dollars;

(d)                                 the Licensed Component Multiple for Non-Exclusive Products; and

(e)                                  total Royalty payable on Net Sales of Products, in U.S. Dollars.

If no amounts are due to Licensor for any Reporting Period, the report shall so state.

11.3 Records.  Each Party shall maintain, and shall cause its Affiliates to maintain, complete and accurate records relating to its rights and obligations under this Agreement and any amounts payable to the other Party in relation to this Agreement, which records shall contain sufficient information to permit each Party to confirm the accuracy of any reports delivered to such Party and compliance in other respects with this Agreement.  Each Party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain, during which time the other Party shall have the right to engage an independent certified public accountant, at the other Party’s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement.  In the event that any audit performed under this Section reveals underpayment in excess of five percent (5%) over any consecutive six (6)-

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

month period or longer, the Party making the underpayment shall bear the full cost of such audit and shall remit any amounts due to the Party that commissioned the audit within thirty (30) days after receiving notice thereof from the Party that commissioned the audit.  The obligations under this Section 11.3 shall apply to Licensor only during any period in which Licensor pays royalties to Licensee under this Agreement.

11.4 Executive Business Review.  Executive management of the Parties will plan to meet in person for periodic business reviews not less than [***] during the Term, with at least [***] in Japan and [***] in the United States [***] (such meetings, the “Executive Business Reviews”). The Executive Business Reviews will assess the performance of both Parties and adapt business plans as may become necessary from time to time as well as the matters contemplated in Sections 2.6(b) and 7.3. Additional management reviews will be scheduled as needed with the expectation of [***] meetings at least in the [***] of the relationship. For the avoidance of doubt, this performance assessment will include discussion of [***].

Section 12.                                   Taxes and Bank Charges.

12.1 All taxes, duties, registration fees or other charges or fees arising in connection with the implementation of this Agreement imposed by Japan law or a competent Japanese government authority on Licensor shall be borne by Licensee.  Licensee shall gross up all payments to Licensor to ensure Licensor receives the full amount of the License Fees, Royalties and other payments due to it in accordance with this Agreement, after withholding of applicable taxes and deductions of other applicable charges and fees.  All taxes in connection with the subject matter of this Agreement that are levied by authorities outside Japan on Licensor shall be borne by Licensor.

12.2 All bank charges incurred in Japan shall be borne by Licensee and all bank charges incurred outside Japan shall be borne by Licensor.

Section 13.                                   Warranties.

13.1 Mutual Warranties.  Each Party represents and warrants that it is duly organized and validly existing under the laws of its domicile, and has the power and authority to enter into and perform its obligations under this Agreement.

13.2 Licensor Warranties.  Licensor represents and warrants that:

(a)                                 the Licensed Technology conforms in all material respects to the applicable documentation set forth in Appendix 1;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)                                 it has the full right, power, and authority, including all necessary governmental authorizations, licenses, and other approvals, to grant the rights and licenses described in this Agreement, free and clear of any and all claims, rights, and obligations of Third Parties;

(c)                                  as of the Effective Date, and except regarding the litigation referred to in the definition of “Settlement of the Patent Litigation,” Licensor has not received any written notice from a Third Party that the Licensed Technology or the Technical Documentation infringes or misappropriates, any patent, trademark, copyright, trade secret or other Intellectual Property or proprietary rights;

(d)                                 the Technical Documentation delivered to Licensee contains all Licensor’s documentation,  specifications, and technical information, in each case that is in written or electronic form and is in Licensor’s possession as of the Effective Date, and that relates to the use of the Licensed Technology to develop and manufacture Products.

(e)                                  neither the Licensed Technology nor the Technical Documentation is subject to United States export laws and regulations, including, the Export Administration Regulations of the U.S. Department of Commerce Bureau of Industry and Security (15 C.F.R. Parts 730-774) and International Traffic in Arms Regulations of the U.S. Department of State Directorate of Defense Trade Controls (22 C.F.R. Parts 120-130) and Licensor’s grant of the rights and licenses described in this Agreement will not violate any laws of the USA.

13.3 Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 13, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE LICENSED TECHNOLOGY, TRADEMARKS OR PROFESSIONAL SERVICES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE AND VALIDITY OF PATENT CLAIMS.  SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, LICENSOR MAKES NO WARRANTY OR REPRESENTATION (I) REGARDING THE VALIDITY OR SCOPE OF THE PATENT RIGHTS, OR (II) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PRODUCT WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

Section 14.                                   Indemnification

14.1 Each Party shall indemnify, defend, and hold harmless the other Party and its Affiliates and their respective employees, representatives and agents, successors and assigns from and against any Third Party claim, suit, action, demand, damages, liabilities, expenses (including reasonable fees and disbursements of counsel and court costs), judgments, settlements and penalties of every kind (collectively, “Losses”) arising out of, resulting from or related to (i) the first Party’s gross negligence or intentional misconduct of itself or of its employees, agents, representatives or subcontractors during the performance of its obligations under this Agreement or (ii) in the case of Licensee, its exercise of the rights granted by Licensor under this Agreement, including product liability claims or demands that arise from Licensee’s development, integration, assembly,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

manufacture, production, verification, use, offer to sell or sale of Products, in each case, only to the extent that such Losses do not arise from an IP Claim.

14.2 During the term of this Agreement and for three (3) years thereafter, Licensor shall defend Licensee from any Third Party claim that the Know How described in Appendix 1 (as such appendix is updated by the Parties during the Term) or Licensor Improvements licensed to Licensee under Section 7.3 (collectively, the “Licensed Materials”)  infringe or misappropriate any proprietary right of such Third Party (each, a “Licensor IP Claim”), and subject to the other terms of this Section 14, and the limitations set forth in Section 15, Licensor shall (i) pay any damages awarded by a court or agreed to by Licensor in a settlement arising from such Licensor IP Claim and (ii) reimburse Licensee for (A) Licensee’s cost of the destruction, disposition, modification, or repair of Products in Licensee’s inventory at the time of a settlement or injunctive relief ruling or other court order resulting from a Licensor IP Claim (the “Order”) and (B) the value of the inventory destroyed or disposed of, provided that (x) in the case of destruction or disposition of Products, either the destruction or disposition is required to be undertaken to comply with the terms of such Order or such Order prohibits the sale of such Products, or (y) in the case of modification or repair of Products, the modification or repair is required to be undertaken to comply with the terms of such Order.

14.3 Notwithstanding the foregoing, Licensor shall have no responsibility for Licensor IP Claims to the extent they result from (i) misuse of, or improvements or modifications to, the Licensed Materials by Licensee, its customers or any other Third Party, (ii) design specifications used by Licensee that were not provided by Licensor, (iii) Licensee’s design or development activities or (iv) the combination, operation or use of the Licensed Materials with any products or technology not supplied by Licensor.  If a Licensor IP Claim is subsequently found by a court of competent jurisdiction or other competent authority to result solely or in part from any actions or items described in clauses (i) through (iv) above, Licensee shall indemnify Licensor for Losses arising from such claim, including reasonable expenses Licensor incurred in handling the claim, but not to the extent such Losses are attributable to acts by Licensor (which acts, for clarity, do not include the grant of rights hereunder by Licensor).

14.4 If the use of the Licensed Materials as authorized under this Agreement, or any part thereof, is enjoined or in Licensor’s opinion is likely to become the subject of a valid claim of infringement, then Licensor may, at its sole expense: (i) procure for Licensee the right to continue using the Licensed Materials as authorized hereunder; (ii) replace the Licensed Materials with a non-infringing version of equivalent function and performance; (iii) modify the Licensed Materials to be non-infringing and to be of equivalent function and performance; or (iv) if the remedies in clauses (i) through (iii) cannot be obtained with respect to any infringing Licensed Materials after using reasonable efforts, terminate this Agreement with respect to such Licensed Materials , in which case Licensee will cease using such Licensed Materials after the date of Licensor’s notice of such termination.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

14.5 During the term of this Agreement and for three (3) years thereafter, Licensee shall defend Licensor from any Third Party claim that the Licensee Improvements infringe or misappropriate any proprietary right of such Third Party (each, a “Licensee IP Claim”), and subject to the other terms of this Section 14, and the limitations set forth in Section 15, Licensee shall (i) pay any damages awarded by a court or agreed to by Licensee in a settlement arising from such Licensee IP Claim and (ii) reimburse Licensor for Licensor’s cost of the destruction, disposition, modification, or repair of products in Licensor’s inventory at the time of a settlement or injunctive relief ruling or other court order resulting from a Licensee IP Claim, which destruction, disposition, modification, or repair is required to be undertaken to comply with the terms of such settlement or injunctive relief or other court order resulting.

14.6 Notwithstanding the foregoing, Licensee shall have no responsibility for Licensee IP Claims to the extent they result from (i) misuse of, or improvements or modifications to, the Licensee Improvements by Licensor, its customers or any other Third Party, (ii) design specifications used by Licensor that were not provided by Licensee, (iii) Licensor’s design or development activities or (iv) the combination, operation or use of the Licensee Improvements with any products or technology not supplied by Licensee.  If a Licensee IP Claim is subsequently found by a court of competent jurisdiction or other competent authority to result solely or in part from any actions or items described in clauses (i) through (iv) above, Licensor shall indemnify Licensee for Losses arising from such claim, including reasonable expenses Licensee incurred in handling the claim, but not to the extent such Losses are attributable to acts by Licensee (which acts, for clarity, do not include the grant of rights hereunder by Licensee).

14.7 If the use of the Licensee Improvements as authorized under this Agreement, or any part thereof, is enjoined or in Licensee’s opinion is likely to become the subject of a valid claim of infringement, then Licensee may, at its sole expense: (i) procure for Licensor the right to continue using the Licensee Improvements as authorized hereunder; (ii) replace the Licensee Improvements with a non-infringing version of equivalent function and performance; (iii) modify the Licensee Improvements to be non-infringing and to be of equivalent function and performance; or (iv) if the remedies in clauses (i) through (iii) cannot be obtained with respect to any infringing Licensee Improvements after using reasonable efforts, terminate this Agreement with respect to such Licensee Improvements, in which case Licensor will cease using such Licensee Improvements after the date of Licensee’s notice of such termination.

14.8 If either Party is entitled to make a claim (an “Indemnification Claim”) for indemnification under Section 14.1, 14.2 or 14.5 (the “Indemnified Party”), it shall promptly notify the other Party (the “Indemnifying Party”) in writing of the Indemnification Claim.  The Indemnifying Party shall defend the Indemnified Party, at the Indemnified Party’s request, from and against any Indemnification Claim.  Promptly after receipt of such request, the Indemnifying Party shall assume the defense of such Indemnification Claim with counsel of its choosing, but reasonably satisfactory to the Indemnified Party.  The Indemnifying Party must

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

conduct the defense of the Indemnification Claim in a commercially reasonable manner.  The Indemnified Party will cooperate with the Indemnifying Party and provide the Indemnifying Party with all information in its possession or control that is related to the claim or its defense.  The Indemnifying Party shall not settle or compromise any such Indemnification Claim if the settlement or compromise imposes any liability on or makes any admission of liability on behalf of the Indemnified Party, or in any way restricts the Indemnified Party’s right to conduct its business (excluding restrictions on use of the Licensed Technology or Licensee Improvements, as applicable), unless the Indemnifying Party obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) and an unconditional release of all indemnified claims by each plaintiff or claimant in favor of the Indemnified Party.  In addition, the Indemnified Party may, at its own expense, retain its own counsel to participate in the defense and settlement of any Indemnification Claim tendered under this Section, provided that such counsel may act solely in an advisory role.

Section 15.                                   Limitations of Liability.

15.1 Disclaimer of Liabilities. IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES AND THEIR DIRECTORS, OFFICERS, EMPLOYEES REPRESENTATIVES AND AGENTS BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER LICENSEE OR ANY OTHER ENTITY OR PERSON SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

15.2 Limitation of Liability.  Each Party’s aggregate liability under any theory (including contract, tort, indemnity, or otherwise) arising out of or in connection with this Agreement shall not exceed [***] or amounts paid to Licensor under the Product Supply Agreement in the [***] period preceding the initial claim for which a Party recovers damages hereunder, whichever is higher; provided, however that the limitations in Sections 15.1 and 15.2 shall not apply to Licensee’s breach of Sections 2.1 or 2.2 (or other unauthorized use or misappropriation of the Licensed Technology), Section 2.9, Section 3, Section 10 or either Party’s breach of Section 16.

Section 16.                                   Confidentiality.

16.1 Restrictions.  Each Party agrees that, with respect to any Confidential Information that is disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), except as expressly specified in this Agreement, the Receiving Party shall:

(a)                                 maintain in confidence such Confidential Information, using the same degree of care as it uses to protect its own confidential information of like nature, but not less than a reasonable degree of care;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)                                 except as permitted in Section 16.3 below, not disclose any such Confidential Information to any person outside that Party’s business organization; and

(c)                                  use such Confidential Information only for the purposes set forth in this Agreement and subject to the terms and conditions of this Agreement.

16.2 Licensee Obligations.  Licensee shall limit the use of and access to the Licensed Technology, and all other Confidential Information provided by Licensor hereunder, to its employees and consultants whose use of or access to the Confidential Information is necessary for Licensee’s exercise of its rights under this Agreement and who are bound by an obligation to maintain the confidentiality of such Confidential Information at least as stringent as that set forth in this Agreement.  Licensee shall not remove any copyright, proprietary rights or confidentiality notices included in or affixed to any Confidential Information, and shall reproduce all such notices on any copies of Confidential Information made by Licensee. Licensee shall destroy the Confidential Information in the event of termination of this Agreement.

16.3 Exceptions.  The Receiving Party may disclose Confidential Information to the minimum extent necessary, if such disclosure is:  (i) required to be made pursuant to law or regulation, government authority, duly authorized subpoena or court order, whereupon the Receiving Party will provide prompt notice to the Disclosing Party and give such Party a reasonable opportunity to respond prior to such disclosure and seek a protective order or other appropriate remedy, or (ii) is approved by the express prior written consent of the Disclosing Party.  If a protective order is not available, the Receiving Party shall only provide that information which is absolutely necessary and obtain whatever level of obligation the governmental agency is willing to assume for the protection of such Confidential Information.  In addition, the subject matter of this Agreement may be disclosed to persons within the Parties’ own management or those of their Affiliates or within governments having jurisdiction or to the Parties’ legal counsel to the extent, and only to the extent, that the recipients of such information need it to perform properly their functions pertaining to the subject matter of this Agreement.

Section 17.                                   Public Statements.

17.1 The Parties will jointly coordinate all press conferences, press releases, or public statements about their co-operation regarding the strategic business relationship contemplated by this Agreement and any press release or public statement shall be subject to the consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, either Party may disclose the provisions of this Agreement on a confidential basis, to its financial and legal professionals and bankers, or to any of its Affiliates that is benefitting from the rights granted hereunder, or on a non-confidential basis in the context of a public offering or public company reporting obligations as required under applicable law.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

17.2 The Parties intend to jointly announce the expanded strategic relationship promptly following their execution of the Agreement and may specify in the announcement that Licensee has exclusive license rights under the Licensed Technology in the Territory.

Section 18.                                   Term and Termination.

18.1 Term.  The Term of this agreement shall be ten (10) years from the Effective Date unless extended by mutual written agreement of the parties or unless terminated according to this Section 18 (“Term”).

18.2 Termination for Cause:  This Agreement and all rights and licenses granted hereunder may be terminated by written notice:

(a)                                 By either Party if the other Party becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business;

(b)                                 By either Party if any governmental authority having authority over either Party requires any provision of this Agreement to be revised in such a way as to cause significant adverse consequences to that Party, in the discretion of such Party;

(c)                                  By either Party if the consequences of an Event of Force Majeure (as defined below) excuse performance hereunder for a period in excess of [***];

(d)                                 By the non-breaching Party in the following circumstances: a Party is in material breach of the terms or conditions of this Agreement and such breach is not cured by such breaching Party within [***] after receipt of written notice of such breach from a non-breaching Party (the “Cure Period”), then the non-breaching Party shall have the right to serve written notice to the breaching Party to terminate this Agreement; provided, however, that if the Party that received the aforesaid written notice of breach does not agree that it is in material breach of the terms or provisions of this Agreement as alleged in such notice, such Party shall have the right to submit such disagreement to arbitration pursuant to Section 22.  In such event, the award rendered by the arbitration tribunal shall govern the issue of the termination of this Agreement under this Section 18.2(d).  In addition to the right of the non-breaching Party, at its option, to terminate this Agreement, the non-breaching Party shall have the right to seek monetary damages as compensation for such breach.  The monetary damages shall be measured from the date of the first breach, and not the date of receipt of the notice thereof.  The monetary damages shall be the amount provided by law to fully compensate the non-breaching Party;

(e)                                  By Licensor if there is unauthorized use of Licensor’s Intellectual Property rights in the Territory or outside of the Territory that is attributable to Licensee’s actions and that is not attributable to Licensor’s actions;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(f)                                   By Licensor if the Equity Investment does not close according to the schedule in the Stock Purchase Agreement;

(g)                                  By Licensor, if Licensee fails to achieve the “Minimum Sales” volume set forth in Section B of Appendix 2 for [***] ([***] shall begin on the Effective Date);

(h)                                 By Licensee, if the Settlement of the Patent Litigation has not been completed by [***];

(i)                                     By Licensee, if Licensee terminates the Product Supply Agreement in accordance with its terms; or

(j)                                    By Licensee if Licensor undergoes a Change in Control and assigns this Agreement in violation of Section 23.2.

18.3 Sections 1, 2.10, 7.1, 10, 11, 12, 13.3, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, and any payment obligations that have accrued under Section 8 but have not been paid to Licensor as of the date of expiration or termination, shall survive the expiration or termination of this Agreement according to their terms.

18.4 Upon the termination of this Agreement pursuant to this Section 18, (a) all amounts then due and unpaid by either Party hereunder, as well as all other amounts accrued but not yet payable by Licensee at that time, shall become immediately due and payable to the other Party, and (b) except for early termination of this Agreement by Licensee under Section 18.2(d), Licensee shall return all the Licensed Technology and Licensor Improvements to Licensor, and Licensee shall not have the right to use any Licensed Technology or Licensor Improvements or to disclose Licensed Technology or Licensor Improvements in any form to any Third Party and Licensee shall stop selling Products not in inventory.

18.5 If Licensee terminates this Agreement pursuant to Section 18.2(d), Licensee may continue to use the Licensed Technology for programs in production at the time of termination for a period of [***] following such termination, subject to payment of all applicable fees and royalties.

18.6 If Licensor terminates this Agreement pursuant to Section 18.2(g), Licensee shall have the right to continue to supply Product to customers for a period of [***] under purchase orders that are outstanding as of the date of termination.  The Parties will also negotiate in good faith the manner in which to address any related service requirements for Licensee’s customers during such time period.

Section 19.                                   Notices. Any notice or other communication required to be given by any Party under this Agreement shall be in writing in the English language and shall be given by (i) personal delivery,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(ii) internationally recognized courier service, (iii) facsimile, or (iv) registered airmail, postage prepaid, to the address of the other Party set forth below or to such other address as may from time to time be designated by the other Party through notification to such Party.  The dates on which notices shall be deemed to have been duly given shall be determined as follows:

(a)                                 Notices given by personal delivery shall be deemed duly given on the date of signature of receipt by the person taking personal delivery;

(b)                                 Notices given in letter form shall be deemed duly given on the 10th day after the date mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the 7th day after delivery to an internationally recognized courier service; and

(c)                                  Notices given by facsimile shall be deemed duly given on the date of confirmation of transmission to the sending Party from the receiving Parties.

to Licensor:

A123 Systems, Inc.

200 West Street

Waltham, Massachusetts 02451

Attention: Mr. Eric Pyenson, General Counsel

Tel: (617) 778-5745

Fax (617) 924-8910

If to Licensee:

IHI Corporation,

Toyosu IHI Building 1-1,

Toyosu 3-chome, Koto-ku,

Tokyo 135-8710 Japan

Attention:  Mr. Koji Tanaka

Tel:                           81-3-6204-7027

Fax:                       81-3-6204-8607

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Section 20.                                   Force Majeure.

20.1 When the obligations of a Party under this Agreement cannot be performed in full or in part according to the agreed terms as a direct result of an event that is unforeseeable and of which the occurrence and consequences cannot be prevented or avoided (an “Event of Force Majeure”), the Party that encounters such Event of Force Majeure (the “Hindered Party”) shall not be deemed to be in breach of this Agreement if all of the following conditions are met:

(a)                                 The Event of Force Majeure was the direct cause of the stoppage, impediment or delay encountered by the Hindered Party in performing its obligations under this Agreement;

(b)                                 The Hindered Party used its commercially reasonable best efforts to perform its obligations under this Agreement and to reduce the losses to the other Party arising from the Event of Force Majeure; and

(c)                                  At the time of the occurrence of the Event of Force Majeure, the Hindered Party immediately informed the other Party, providing written information and supporting documentation of such event within fifteen (15) days of its occurrence, including a statement of the reasons for the delay in implementing or partially implementing this Agreement.

20.2 Subject to Section 20.3, if an Event of Force Majeure shall occur, the time for performance of the Hindered Party’s obligations shall be extended for a period corresponding to the period of the delay caused by the Event of Force Majeure.

20.3 If an Event of Force Majeure shall occur and its consequences continue for more than [***], the Parties shall decide whether to amend this Agreement in light of the impact of the event upon the implementation hereof.

20.4 An Event of Force Majeure shall not suspend any obligation of either Licensor or Licensee to make any payments due under this Agreement.

Section 21.                                   Registration and Approvals.

21.1 Licensee shall, at its own expense, obtain any approvals and registrations, fulfill all other requirements and carry out all procedures related to this Agreement that are or may become required under any law or regulation now or hereafter existing in Japan or any jurisdiction in which Licensee makes or sells the Non-Exclusive Products, to enable the Parties to exercise, enforce and enjoy all of the rights and obligations contained in this Agreement, including any approvals and registrations required from Japanese or other such jurisdiction’s examination and approval authority and/or the relevant Japanese or other such jurisdiction’s economic and trade

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

authority, and the necessary procedures relating to the payment and remittance of all amounts payable hereunder to Licensor. Licensor shall render reasonable assistance to Licensee in the required registration and approval procedures.

21.2 Licensor shall, at its own expense, obtain any approvals or authorizations that are or may become required by United States laws and regulations and competent authorities to enable the Parties to exercise, enforce and enjoy all of the rights and obligations contained in this Agreement, including any export licenses required to deliver or otherwise disclose Licensed Technology to Licensee.  Licensee shall render reasonable assistance to Licensor in the required approval or authorization procedures.

21.3 Neither Party shall be entitled to exercise any rights or be bound to perform any obligations contained in this Agreement until receipt, upon request of a Party, from the non-requesting Party of evidence satisfactory to it of the granting of all approvals and/or registrations and the fulfillment of all other requirements referred to in Sections 21.1 and 22.2.

Section 22.                                   Governing Law and Settlement of Disputes.

22.1 This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, excluding (i) conflict of laws principles that would apply the law of any other jurisdiction, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted; (ii) the United Nations Convention on Contracts for the International Sale of Goods; (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods; and (iv) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

22.2 Initially, any dispute or claim arising out of or relating to this Agreement or the interpretation, breach, termination or validity hereof shall be resolved through good faith efforts in friendly consultation among the Parties.  Such consultation shall begin immediately after one Party has delivered to the other Party a written request for such consultation.

22.3 If, within thirty (30) days following the date on which any such request is delivered, the dispute or claim cannot be resolved after consultation among the Parties, the same may be submitted to arbitration by any one of the Parties.

22.4 The arbitration shall be conducted in San Francisco in accordance with the International Chamber of Commerce Rules of Arbitration (“ICC Rules”) for the time being in force which rules are deemed to be incorporated by reference to this clause.  However, if such Rules are in conflict with the provisions of this

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Section 22, including the provisions concerning the appointment of arbitrators, the provisions of this Section 22 shall prevail.

22.5 The arbitration tribunal shall consist of three (3) arbitrators.  Licensor shall select one (1) arbitrator, and Licensee shall also select one (1) arbitrator, all in accordance with the ICC Rules.  Within twenty (20) days after the appointment of the second such arbitrator, the two (2) appointed arbitrators shall select a third arbitrator to serve as chairman of the tribunal; provided, however, that in no event shall the presiding arbitrator be of the same nationality as Licensor or Licensee.  If any arbitrator has not been appointed within the time limits specified herein the International Chamber of Commerce shall make the appointment within ten (10) days of request therefrom by either Licensor or Licensee.

22.6 The language in which the arbitration shall be conducted will be English, and all writings, documents and evidentiary materials submitted by the Parties shall be submitted in English.  The award of the arbitration tribunal shall be issued in writing in English

22.7 The award of the arbitration body shall be issued no later than sixty (60) days after the conclusion of the arbitration hearing or the final submission of evidence.

22.8 Notwithstanding anything contained in Section 22 to the contrary, each Party shall have the right to institute judicial proceedings in any court of competent jurisdiction against the other Party in order to enforce the instituting Party’s Intellectual Property rights and other rights hereunder through specific performance, injunctions or similar equitable relief, or orders to preserve assets and evidence or other emergency relief.

22.9 During the period of any dispute and/or arbitration of such dispute, each Party may exercise all of its rights and shall perform all of its obligations hereunder in accordance with the terms of this Agreement, except for the sections which are the subject of the dispute.

22.10 The arbitrators may grant pre-award interest as part of any award.  Amounts due under any arbitration award shall be paid as provided in the award, and interest on any unpaid amount shall accrue penalty interest calculated at a daily rate equal to the then-current interest rate published in the Wall Street Journal from the date on which such amount is due until the date on which such amount has been received by the payee.

22.11 Each Party irrevocably consents to the service of process, notices or other paper in connection with or in any way arising from the arbitration or the enforcement of any arbitral award, by use of any of the methods and to the addresses set forth for the giving of notices in Section 19.  Nothing contained herein

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable law.

22.12 The award rendered in any arbitration commenced hereunder shall be final and binding upon the Parties and judgment thereon may be enforced in any court of competent jurisdiction.  The award may be used as a basis for a writ of execution, judgment or other decree for execution and may be enforced in Japan or elsewhere in any court or other governing body having jurisdiction.  The losing Party shall pay all legal fees and costs incurred by the other Party in the arbitration.

Section 23.                                   Assignability.

23.1 This Agreement may not be assigned, subcontracted or transferred by either Party without the other Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided however, that Licensor may assign this Agreement without consent in connection with a Change in Control, provided that (i) the assignee agrees in writing to be bound by the same obligations under this contract applicable to Licensor, and (ii) Licensor or the assignee provides written notice of the assignment to Licensee.

23.2 Notwithstanding Section 23.1, Licensee’s consent to assignment shall be required if Licensor assigns this Agreement in connection with a Change in Control pursuant to which the divisions within Licensor that are responsible for the Licensed Technology and for the products sold by Licensor to Licensee under the Product Supply Agreement would not be under the assignee’s common ownership and control immediately after such Change in Control.

Section 24.                                   Severability.  If any provision of this Agreement cannot be implemented by reason of its being deemed to be illegal, in contravention of public policy or for any other similar reason, such provision shall be removed from the Agreement so that all other provisions of the Agreement will be in accordance with law, effective and enforceable. The Parties shall agree on a new provision to replace the removed provision that, to the extent allowed by law, to the greatest extent provides for the same economic and commercial intent as the original provision.

Section 25.                                   Miscellaneous Provisions.

25.1 The singular shall include the plural and vice versa where required.  Titles of Sections are for convenience only, and neither limit nor amplify the provisions of this Agreement.  The word “including” and its variants shall mean “including without limitation” when used in this Agreement.

25.2 Failure of a Party to enforce one or more of the provisions of this Agreement, or to exercise any option or other rights hereunder, or to require at any time performance of any of the obligations

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

hereof shall not be construed to be a waiver of such provisions by such Party or to, in any way, affect the validity of this Agreement or such Party’s right to enforce each and every provision of this Agreement, or to preclude such Party from taking any other action at any time which it would legally be entitled to take.

25.3 The Appendices and Schedules to this Agreement are an integral part of this Agreement and have the same force as this Agreement.  This Agreement and its Appendices and Schedules constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all previous oral and written proposals, negotiations, term sheets, letters of intent, memoranda of understanding and other agreements and documents among the Parties regarding the subject matter hereof.  If there is a conflict between this Agreement and its Appendices and Schedules, the terms and provisions of this Agreement (excluding the Appendices and Schedules) shall govern.

25.4 Amendments to this Agreement and its Appendices and Schedules must be made by a written agreement signed by each Party in English text.

25.5 This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same instrument.

25.6 At the time of signature of this Agreement, each Party will provide the other with documentation establishing the power of the signatories hereto to represent and bind the Parties.

25.7 Licensee shall use the “A123®” registered trademark in connection with all advertising, promotion and sale of Products, including in related written materials and other materials.  All uses of the “A123®” mark by Licensee shall be subject to Licensor’s prior review and written approval.

25.8 Licensee shall not use, export or re-export or allow the use, export or re-export of the Licensed Technology or any components thereof except in compliance with all applicable, relevant laws and regulations.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Technology License Agreement.

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A123 SYSTEMS, INC.

By:	/s/ J M Forcier
	Name:	Jason M. Forcier
	Title:	VP, Automotive

IHI CORPORATION

By:	/s/ Taizo Suga
	Name:	Taizo Suga
	Title:	Associate Director
General Manager
Corporate Business Development Director

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

APPENDIX 1

Licensed Technology

“Licensed Technology” shall mean Battery System level technology and Know-How described in the following schedule.   For the avoidance of any doubt, Licensed Technology shall not mean [***].

A123 Systems Technology	Deliverable Type
[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

“Patent Rights” shall mean the following patents and patent applications:

A123 Case Number	Country	Status	App. No.	Filing Date	AppTitle	Inventor
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

Business Performance Milestones

All figures shown in Millions of JPY

Section A: Revenue Targets

Year:	2012	2013	2014	2015	2016	2017	2018	2019	2020
Revenue:	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Section B: Minimum Sales

Year:	2012	2013	2014	2015	2016	2017	2018	2019	2020
Revenue:	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

For the purposes of computing the actually achieved sales at the end of any calendar year, the Parties desire to use data which is readily available to both Parties. Revenue will be calculated by dividing the total royalties paid by Licensee by the corresponding royalty rate and adding to that result the total amount of Battery Cell purchases by Licensee.

Revenue = (total royalties paid by Licensee / corresponding royalty rate) + Licensee cell purchases from Licensor.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Appendix 3

VAR Agreement Term Sheet

Licensor and Licensee will enter into a mutually agreed Value-Added Reseller Agreement (“VAR Agreement”) under which Licensor will grant to Licensee a non-exclusive, worldwide right to independently develop and sell energy storage products (“Products”) using battery cells exclusively supplied by Licensor , so long as such Products are not competitive with Licensor’s current and future planned products.

Both Parties require clarity on how the non-competition terms will be applied to future applications. The following principles will be further elaborated in the VAR Agreement:

•                  The VAR Agreement will contain an appendix listing the types of solutions that the parties have agreed are non-competitive.

•                  That appendix will initially include Licensee’s existing designs for:

•                  [***]

•                  When Licensor agrees that a certain type of application or system concept is non-competitive, Licensee will have the right to sell that Product to its customers without further consultation with Licensor. Any determination about the competition of an Licensee solution will be valid for the duration of the VAR Agreement. The appendix listing all approved Products will be amended by mutual agreement from time to time as appropriate.

•                  During the periodic Executive Business Reviews specified in the Technology License Agreement, the Parties will review new VAR solutions which Licensee is contemplating for development.

•                  Licensor will not limit Licensee developments on the basis of market potential or other commercial factors. Licensee will be solely responsible for evaluating the business case for products that it may choose to develop under the VAR Agreement.

•                  To assert that a solution intended for development and sale by Licensee is competitive with a planned Licensor product, Licensor shall be required to produce existing business plans, product designs or other documentation to demonstrate that Licensor already has, at the time of disclosure by Licensee of the new solution, a plan for the application that is similar in all material respects to the application that Licensee intends to develop.

•                  In cases where Licensor has an existing product but no intention to sell it in some parts of the world, Licensee may receive the right to independently develop its own solution for the same application but may only distribute it in geographic regions then unaddressed by Licensor.

•                  If Licensee requires a faster response on a potential new solution, they may call a special meeting with Licensor to review the concept and discuss the degree to which it may be competitive with Licensor.

•                  When Licensee proposes a new solution for competitive review, Licensor shall provide a determination of competitive threat within 30 days.

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•                  If Licensee disputes the determination provided by Licensor, the disagreement shall be negotiated by the most senior member of both parties who normally attend the periodic Executive Business reviews. In case these two individuals cannot agree on a competitive determination, the final decision shall be made by Licensor. Licensor shall explain in writing the basis for such determination

•                  Any information about new solutions or planned applications disclosed by either Party to the other will belong to the disclosing Party, will be subject to confidentiality undertakings, and may not be disclosed or used by the other Party.

•                  If Licensee expends development effort on a new solution before receiving a determination that it is not competitive with Licensor, Licensor will have no obligation to compensate Licensee in case it is later found to be competitive.

•                  Licensee right to re-sell individual cells: In cases where Licensee has developed a customer relationship in Japan and that customer wants to purchase individual battery cells, Licensee will have the right to re-sell Licensor battery cells to that customer in Japan provided that:

•                  Licensee maintains all facets of the commercial relationship with the customer, including sole responsibility for product support, warranty coverage and contractual liability with the customer. Licensee will not be free to partially serve a customer’s cell needs. If Licensee elects to serve a customer in this way, it must manage the customer for all needs of individual cells.

•                  Licensee will be entitled to a commission on cell sales for assuming the obligations above at a rate of x% of the price paid to Licensor for the cells distributed under this non-exclusive reseller right.

•                  The VAR agreement shall have a [***] term.

•                  Termination provisions:

•                  No termination for convenience.

•                  Termination allowed by either party if a material breach by the other party is not cured within 30 days.

•                  Licensee may terminate if the Product Supply Agreement is terminated for a material, uncured breach by Licensor.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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